Exhibit 32.1
Hollinger International Inc.
Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
      In connection with the quarterly report of Hollinger International Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gordon A. Paris, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gordon A. Paris

Name: Gordon A. Paris

Title:	Chairman and President and

Chief Executive Officer
Date: December 28, 2005
A signed original of this written statement required by Section 906 has been provided to Hollinger International Inc. and will be retained by Hollinger International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.